Lexaria announces ViPovaTM Website for CBD Research and Direct Tea Sales

Kelowna, BC / January 15, 2015 / Lexaria, Corp. (LXRP) (CSE:LXX) (the “Company”) announces that ViPovaTM by Lexaria has launched a new website at www.vipova.com The new site is live and contains research on tea, cannabinoids (CBD) and cannabidiol.

Consumers across all 50 states can now buy America’s FIRST product that uses patent-pending technology to infuse CBDs within lipids for the most comforting and effective experience possible.

The new www.vipova.com website will take your orders now and we have ViPovaTM Tea in-stock and ready to ship today. Customers can also call 1-888-976-8482 from 9AM to 7PM EST Mon-Fri to place their orders. We are not yet ready to accept credit cards as payment, but expect to be able to add that feature soon.

For a limited time only, we have two introductory offers to thank our first customers:

Our earliest customers will receive a coupon with their first order of ViPovaTM Tea: the coupon is good for 30% off your second order, and your second order can be any size you like. Only one coupon will be available to each customer. Also for a limited time, get free shipping anywhere in the USA for your tea order – we pay the cost of delivering the tea to you. www.vipova.com is more than just the first online location to sell ViPovaTM Tea. It is also a leading location for research on cannabinoids, allowing visitors to learn for themselves of the many studies already conducted on CBD’s. Research will be regularly updated and broadened and everyone is encouraged to visit to learn of the wondrous properties of cannabidiol.

We also are launching an online community and blog at the website; users will have the opportunity to share their personal experiences with the therapeutic and wellness effects of cannabinoids and customer experiences with ViPova Tea. Over time we hope that users will share knowledge, recipes and other information.

As well, ViPovaTM co-founder and consultant to Lexaria Dr. Michelle Reillo, will write a regular blog feature available only at www.vipova.com, sharing her extensive knowledge on the endocannabinoid system and how her research has suggesting that good overall health is perhaps not possible when the endocannabinoid system is compromised or weakened.

It is our hope that over time, www.vipova.com will become the leading portal for knowledge, research, personal experiences and, of course, a venue to purchase products from VipovaTM all related to cannabinoids.

About Lexaria
Lexaria's shares are quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns.
www.lexarienergy.com

About ViPovaTM
ViPovaTM uses only legal CBD oil extracts, grown from legal hemp in locations where it is legal to do so, in ViPovaTM-branded tea. ViPovaTM uses its patent-pending process to infuse concentrated amounts of CBD within lipids in its tea, providing more bioactivity and comfort to the body during the absorption process. Only ViPovaTM has this ground-breaking technology for CBD/lipid infusion. www.vipova.com FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, CBD sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will need to attempt to raise additional capital. There is no assurance that any cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.